Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Class A Common Stock, $0.0001 par value per share, of Inspirato Incorporated, a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Stoney Lonesome HF LP

By:	/s/ Clint D. Coghill
Clint D. Coghill, President and sole shareholder of the managing member of its general partner
Date:	08/04/2025

COGHILL CAPITAL MANAGEMENT LLC

By:	/s/ Clint D. Coghill
Clint D. Coghill, President and sole shareholder of its managing member
Date:	08/04/2025

Drake Helix Holdings, LLC

By:	/s/ Clint D. Coghill
Clint D. Coghill, President and sole shareholder of its managing member
Date:	08/04/2025

CDC Financial, Inc.

By:	/s/ Clint D. Coghill
Clint D. Coghill, President and sole shareholder
Date:	08/04/2025

COGHILL CLINT D

By:	/s/ Clint D. Coghill
Clint D. Coghill
Date:	08/04/2025